SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

FIRST VALLEY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	6021	04-3806732
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

Four Riverside Avenue
Bristol, Connecticut 06010
(860) 582-8868
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 9.01	Financial Statements and Exhibits

SIGNATURES

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(1) Addendum to Employment Agreement with Executive Officer. On November 21, 2006, Valley Bank (the "Bank"), a wholly owned subsidiary of First Valley Bancorp, Inc. (the "Company"), and Robert L. Messier, Jr., the President and Chief Executive Officer of the Company and the Bank, amended the terms of Mr. Messier's employment agreement dated July 1, 2004, as amended, to provide for a yearly salary of $180,000.00.

(2) Supplemental Executive Retirement Plan. On November 21, 2006, the Bank entered into an agreement with Robert L. Messier, Jr., the President and Chief Executive Officer of the Bank and the Company, memorializing the terms of a supplemental retirement program for Mr. Messier previously approved by the Board of Directors in June 2005. The SERP Agreement provides Mr. Messier with a benefit equal to an annual sum of $30,000.00, payable in equal monthly installments of $2,500.00 for 180 consecutive months. The first monthly payment shall be made on July 1, 2008. If Mr. Messier dies prior to receiving the full amount of the SERP benefit, the Bank shall pay a survivor benefit to Carol Messier equal to the excess of such amount as of the earlier of Mr. Messier's date of death or the date of the last installment payment, less the amount of the SERP benefit already paid. The SERP benefit is payable notwithstanding Mr. Messier's termination of employment or a change in control of the Bank prior to July 1, 2008.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST VALLEY BANCORP, INC.

	By:	/s/ Mark J. Blum
Mark J. Blum
Executive Vice President, Treasurer and Chief Financial Officer
Date: November 22, 2006